CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2025, relating to the financial statements and financial highlights of Zacks Earnings Consistent Portfolio ETF and Zacks Small/Mid Cap ETF, each a series of Zacks Trust, which are included in Form N-CSR for the period ended November 30, 2024, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Zacks Focus Growth ETF, a series of Zacks Trust under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

March 28, 2025

1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2025, relating to the financial statements and financial highlights of Zacks All-Cap Core Fund, Zacks Small-Cap Core Fund, and Zacks Dividend Fund, each a series of Zacks Trust, which are included in Form N-CSR for the year ended November 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

March 28, 2025

2